UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2018

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.  Entry into a Material Definitive Agreement.
On November 19, 2018, Bison Pipeline LLC ("Bison"), a subsidiary of TC PipeLines, LP (the "Partnership"), entered into a Termination Agreement for Rate Schedule FT-1 Service Agreement No. FT0005 dated November 26, 2018 (the "Termination Agreement") with Tenaska Marketing Ventures ("Tenaska").  The Termination Agreement resulted from an unsolicited offer from Tenaska and provides for the termination of Tenaska's transportation service agreement on Bison (the "Service Agreement") in return for a lump sum payment to Bison of $95,365,227.00, representing the value of the future payments under the Service Agreement modified to reflect a net present value as of December 28, 2018.   Termination of the Service Agreement is conditional upon Bison's receipt of corporate and regulatory approvals and satisfaction of all Federal Energy Regulatory Commission posed obligations and requirements on or before December 28, 2018.

Notwithstanding the termination of the Service Agreement, Tenaska shall be liable for all amounts due under the Service Agreement for services rendered by Bison prior to the termination thereof.

The foregoing is a summary of the material terms of the Termination Agreement, a copy of which is attached as Exhibit 10.1 to this document and is incorporated herein by reference.  This summary is qualified in its entirety by reference to the Termination Agreement.  The Termination Agreement should be read in its entirety.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Termination Agreement for Rate Schedule FT-1 Service Agreement by and between Bison Pipeline LLC and Tenaska Marketing Ventures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  November 26, 2018

EXHIBIT INDEX
Exhibit No.	Description
10.1	Termination Agreement for Rate Schedule FT-1 Service Agreement by and between Bison Pipeline LLC and Tenaska Marketing Ventures.

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